EXHIBIT 99.1

Maytag Enters Into $600 Million Credit Agreement

NEWTON, Iowa, Nov. 10 — Maytag Corporation (NYSE: MYG) announced today it has entered into a new $600 million, five-year, senior-secured revolving credit agreement. The new credit facility replaces the existing $300 million revolving credit agreement.

“This agreement is a positive development for Maytag,” said George Moore, executive vice president and CFO. “The new credit agreement should provide us with substantially more financial flexibility, including capacity to meet all 2006 debt maturities, as well as the ability to operate and restructure our business.”

Borrowings under the agreement, which was not drawn down at closing other than to support outstanding letters of credit, are secured by accounts receivable and inventory of Maytag and certain Maytag subsidiaries. Under the terms of the agreement, Maytag also has the ability to increase the new facility by $150 million to $750 million. The new credit facility was co-arranged by J.P. Morgan Securities, Inc. and Citigroup Global Markets, Inc.

Maytag Corporation is a $4.8 billion home and commercial appliance company focused in North America and in targeted international markets. The corporation’s primary brands are Maytag(R), Hoover(R), Jenn-Air(R), Amana(R), Dixie-Narco(R) and Jade(R).

Maytag Additional Information

This document includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements speak only as of this date and include statements regarding anticipated future financial operating performance and results. These statements are based on the current expectations of management of Maytag. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, with respect to the transaction with Whirlpool (1) Maytag may be unable to obtain shareholder approval required for the transaction; (2) conditions to the closing of the transaction may not be satisfied or the merger agreement may be terminated prior to closing; (3) Maytag may be unable to obtain the regulatory approvals required to close the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on Maytag or cause the parties to abandon the transaction; (4) Maytag may be unable to achieve cost-cutting goals or it may take longer than expected to achieve those goals; (5) the transaction may involve unexpected costs or unexpected liabilities; (6) the credit ratings of Maytag or its subsidiaries may be different from what the parties expect; (7) the businesses of Maytag may suffer as a result of uncertainty surrounding the transaction; (8) the industry may be subject to future regulatory or legislative actions that could adversely affect Maytag; and (9) Maytag may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of Maytag are set forth in its filings with the Securities and Exchange Commission

(“SEC”), which are available at http://www.maytagcorp.com . Maytag undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information Relating to the Proposed Merger and Where to Find It

Whirlpool and Maytag have filed a preliminary prospectus/proxy statement with the SEC in connection with the proposed transaction. Investors are urged to read the preliminary prospectus/proxy statement, and any other relevant documents filed or to be filed by Whirlpool or Maytag, including the definitive prospectus/proxy statement when available, because they contain or will contain important information. The preliminary prospectus/proxy statement is, and other documents filed by Whirlpool and Maytag with the SEC are, available free of charge at the SEC’s website ( http://www.sec.gov ) or from Whirlpool by directing a request to Whirlpool Corporation, 2000 North M-63, Mail Drop 2800, Benton Harbor, MI 49022-2692, Attention: Larry Venturelli, Vice President, Investor Relations. Neither this communication nor the preliminary prospectus/proxy statement constitutes an offer to sell or the solicitation of an offer to buy Whirlpool common stock in any jurisdiction outside the United States where such offer or issuance would be prohibited — such an offer or issuance will only be made in accordance with the applicable laws of such jurisdiction.

Whirlpool, Maytag and their respective directors, executive officers, and other employees may be deemed to be participating in the solicitation of proxies from Maytag stockholders in connection with the approval of the proposed transaction. Information about Whirlpool’s directors and executive officers is available in Whirlpool’s proxy statement, dated March 18, 2005, for its 2005 annual meeting of stockholders. Information about Maytag’s directors and executive officers is available in Maytag’s proxy statement, dated April 4, 2005, for its 2005 annual meeting of stockholders. Additional information about the interests of potential participants is included in the preliminary prospectus/proxy statement Whirlpool and Maytag filed with the SEC.

Media Contact: John Daggett

Maytag Corporate Communications

(641) 787-7711

john.daggett@maytag.com

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